Execution Copy

                               PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement") is entered into on March 15, 2000 by and between Western Interstate Bancorp, a California corporation
("Seller")  and   Countrywide   Home  Loans,   Inc.,  a  New  York   corporation
("Purchaser").

                                     RECITAL

         A.       Seller is engaged in the business of servicing mortgage loans.

         B. Seller desires to sell, and Purchaser desires to purchase, Seller's Servicing Rights (as defined herein) pursuant to the terms and conditions set forth in this Agreement.

         In consideration of the foregoing, and the mutual agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, Seller and Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following words and phrases shall have the following meanings, unless the context clearly requires otherwise:

         Accrual Rate:  A rate equal to 7% per annum.

         Acquired  Assets:  All of Seller's  right, title and interest in and to
(i) the Servicing Rights, (ii) Servicing Files, and (iii) the Servicing Agreements.

         Agreement:  This  Purchase  Agreement,   including  all  exhibits   and
schedules and all amendments and supplements.

         Ancillary Servicing Income: All compensation, other than the Servicing Fees, to which the servicer of the Mortgage Loans is entitled to receive as provided in each of the Servicing Agreements, including without limitation, prepayment fees, late fees, bad check charges, telefacsimile fees, assumption fees, subordination fees, premiums, and interest, income or other direct monetary benefits relating to accounts into which payments with respect to the Mortgage Loans (including payments of principal and interest and Escrow Payments) are deposited and held. The payment of such Ancillary Servicing Income shall be made in accordance with the terms and conditions of the applicable Servicing Agreements.

         Anticipated Sale Date:  April 11, 2000.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect transfer of record title to such Mortgage and the related Mortgage Note as provided in Section 2.11 herein.

         Assumed Liabilities:  As set forth in Section 2.7 herein.

         Bankruptcy Order: That certain Order Approving Compromise of Controversy with Seller, FirstPlus Financial Group, Inc. and Related Entities (as defined in such Order) issued by the United States Bankruptcy Court, Northern District of Texas Dallas Division in In re FirstPlus Financial, Inc., Case No. 99-31869-HCA-11.

         Beal Bank:  As set forth in Section 2.9(c)(5) herein.

         Beal Bank Debt:  As set forth in Section 2.10(d)(3) herein.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and mortgage loan institutions in the State of California or Texas, are authorized or obligated by law or executive order to be closed.

         Certificateholder: Any owner of a security issued in connection with the pooling and securitization of a Securitized Mortgage Loan.

         Consent Procurement Advances:  As set forth in Section 4.2(b) herein.

         Cut-off Date:     March 31, 2000.

         Delinquent Mortgage Loan: Any Mortgage Loan which is one hundred and fifty (150) days or more past due as of the Cut-off Date.

         Escrow Account Balance:  As set forth in Section 4.13 herein.

         Escrow Accounts: A time deposit or demand account created and maintained to hold amounts or funds which are required to be escrowed by the Mortgagor pursuant to the terms of the related Mortgage Loan for purposes of making payments of taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other charges.

         Escrow Agent:  As set forth in Section 2.3 herein.

         Escrow Agreement: As set forth in Section 2.3 herein.

         Escrow Amount:  As set forth in Section 2.3 herein.


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

         Escrow Payments:  The amounts held in Escrow Accounts.

         Event of Default:  As set forth in Section 3.3(c) herein.

         Excluded Liabilities:  As set forth in Section 2.8 herein.

         Hart-Scott-Rodino Act:  As set forth in Section 4.2(a) herein.

         Insurer: Any company or Person which has agreed to extend insurance or issue a guaranty to a Trustee for the benefit of the Certificateholders under a guaranty or insurance contract in connection with a Securitization Agreement.

         Issuer: A special purpose entity that has issued or caused to be issued bonds collateralized by Securitized Mortgage Loans or a depositor to a trust that has issued or caused to be issued certificates of beneficial ownership therein.

         Liquidated Home Loan: A mortgage loan that is defined as a "Liquidated Home Loan" under the terms of the applicable Securitization Agreement or Servicing Agreement or has been given a similar designation under such Securitization Agreement or Servicing Agreement.

         Master File Tape: A master file tape which contains Mortgage Loan level information pertaining to the Mortgage Loans as specified in the Transfer Instructions.

         Monthly Advance: With respect to any Mortgage Loan, payment of principal and/or interest that Seller is required to advance in accordance with the applicable Servicing Agreements in the event that the Mortgagor of the Mortgage Loan fails to make such payment when it becomes due and payable.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or more junior lien on an unsubordinated estate in fee simple or a leasehold estate in real property securing the Mortgage Note.

         Mortgage File: The file containing the originals or a copy of the Mortgage Loan Documents pertaining to a particular Mortgage Loan, and all other documents in connection with the origination of a particular Mortgage Loan and all documents and data, files and other information reasonably necessary to service the Mortgage Loans.

         Mortgage Loan: A Mortgage Loan contained in the Mortgage Loan Schedule that was either (i) previously sold to a Private Investor with servicing retained that remains outstanding and is being serviced by Seller as of the Sale Date pursuant to the Servicing Agreements or (ii) previously sold in connection with a securitization that remains outstanding and is being serviced by Seller as of the Sale Date pursuant to the Servicing Agreements. The term "Mortgage Loans" expressly excludes (i) Liquidated Home Loans; and (ii) mortgage loans owned by Seller or any of its affiliates and serviced by Seller as of the Sale Date, including mortgage loans subject to warehouse or repurchase lines of credit.

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

         Mortgage Loan Documents: The documents pertaining to any Mortgage Loan, including without limitation, the Mortgage Note, the Mortgage, any Assignment of Mortgage to an Issuer or Certificateholder, all other assignments or assumptions, any title insurance policies, and any other document with respect to a Mortgage Loan required to be delivered to an Issuer or Certificateholder pursuant to an Servicing Agreements.

         Mortgage Loan Schedule: The information with respect to the Mortgage Loans related to the Servicing Rights which are being acquired hereunder, as set forth on a Master File Tape with information as of January 31, 2000 and the summary information contained in Schedule 1 attached hereto.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The real property or leasehold estate securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor:  The obligor on a Mortgage Note.

         Mortgagor List:  As set forth in Section 8.5 herein.

         NIMS Collection Agreement:  As set forth in Section 2.10(c).

         NIMS Obligation: The obligation to pay Servicer Fee Income (as that term is defined in the NIMS Sale Agreement) to the FirstPlus Residual Trust 1998-A pursuant to the NIMS Sale Agreement.

         NIMS Sale Agreement: That certain Sale and Collection Agreement dated as of April 1, 1998 by and among FirstPlus Residual Trust 1998-A, as Issuer (the "NIMS Trust"), FirstPlus Investment Corp., as Depositor; FirstPlus Financial, Inc., as Transferor and Servicer; and U.S. Bank National Association, as Indenture Trustee and Co-Owner Trustee (the "NIMS Trustee").

         NIMS Trust: FirstPlus Residual Trust 1998-A, as identified in the NIMS Sale Agreement.

         NIMS Trustee: U.S. Bank National Association, as identified in the NIMS Sale Agreement.

         Person:  Any  individual,  corporation,   partnership,  joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

         Private Investor: Those owners or holders of an ownership interest in a Mortgage Loan other than a Securitized Mortgage Loan which are identified on
Schedule 2 attached hereto.

         Purchase Price:  As set forth in Section 2.2(a) herein.

         Purchase Price Adjustment:  As set forth in Section 2.5 herein.

         Purchaser:   Countrywide Home  Loans,  Inc.,  and  its  successors  and assigns.

         Rating Agency: The nationally recognized Person named in the applicable Servicing Agreement as the party responsible for rating the certificates or instruments issued pursuant to each of the Servicing Agreements and collateralized by the related Securitized Mortgage Loans.

         Right of First Refusal Agreement: As set forth in Section 2.9(c)(5) herein.

         S&P: As set forth in Section 8.11 herein.

         Sale Date: The date upon which all of Seller's right, title and interest in the Acquired Assets transfer to Purchaser; such date shall be the earliest practical date after which all conditions precedent to each of the party's respective obligations hereunder as set forth in Section 2.9 and 2.10 herein have been satisfied and such date is anticipated to be the Anticipated Sale Date, but in no event later than May 31, 2000 (unless mutually extended by the parties).

         Sale Date Balance: The aggregate unpaid principal balance of the Securitized Mortgage Loans, other than Delinquent Mortgage Loans, as of the Cut-off Date.

         Sale Date Statement:  As set forth in Section 2.2(b) herein.

         Second Amended Term Sheet: That certain Second Amended Settlement Term Sheet dated December 16, 1999 by and among FirstPlus Financial, Inc., FirstPlus Financial Group, Inc., and Seller.

         Securitization Agreements: Each of the pooling and servicing agreements identified in Exhibit A attached hereto, pursuant to which the Securitized Mortgage Loans have been securitized.

         Securitized Mortgage Loans: Certain Mortgage Loans as identified in the Mortgage Loan Schedule, as having been pooled and securitized pursuant to one of the Securitization Agreements.

         Seller:  Western Interstate Bancorp, and its successors and assigns.

         Seller Custodial Accounts: A bank account established, maintained and controlled by Seller pursuant to the terms of the applicable Servicing Agreement for the purpose of holding all of the monthly payments of principal, interest and other amounts collected by Seller with respect to the related Mortgage Loans.

         Seller Custodial Account Balance:  As set forth in Section 4.13 herein.

         Servicer  Fee  Income:  As  that  term  is  defined  in  the  NIMS Sale
Agreement.

         Servicer Retention Amount: As set forth in the Subservicing Agreement.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by Seller of its servicing obligations under the Servicing Agreements, including (i) amounts advanced by Seller to cover insurance premiums, property taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments assessments,
(ii) the cost of the preservation, restoration and protection of the Mortgaged Property, (iii) any enforcement or judicial proceedings, including foreclosures and (iv) the management and liquidation of the Mortgaged Property.

         Servicing Agreements: Each of the agreements, which govern the rights and obligations with respect to the servicing of the Mortgage Loans, including without limitation, the Securitization Agreements that are described on Exhibit A hereto.

         Servicing Fees: With respect to each Mortgage Loan, the fee that the servicer of such Mortgage Loan is entitled to receive on a monthly basis, expressed as an annual percentage of the principal balance of the Mortgage Loan, in accordance with the related Servicing Agreements, the payment of such fee shall be made in accordance with the terms and conditions of the related Servicing Agreements.

         Servicing Files: With respect to each of the Mortgage Loans, the documents, files and other items, including but not limited to, the related Mortgage File, the computer files, data disks, books, records, data tapes, notes and all additional documents generated as a result of or utilized in connection with the origination of such Mortgage Loan and/or are necessary to service such Mortgage Loan.

         Servicing Funds:  As set forth in Section 4.13 herein.

         Servicing Funds Adjustment:  As set forth in Section 4.13 herein.

         Servicing Funds Settlement Statement: As set forth in Section 4.13 herein.

         Servicing Rights: With respect to each Mortgage Loan, all of Seller's right, title, and interest in and to each of the Servicing Agreements, including
(a) all rights to service and collect amounts due under the Mortgage Loans, including without limitation, Escrow Payments; (b) any payments or monies payable to, or to be received for, servicing the Mortgage Loans, including without limitation, Servicing Fees and any Ancillary Servicing Income; (c) all agreements or documents creating, defining or evidencing any such Servicing Rights and all rights of the Seller thereunder, including, but not limited to, any clean-up calls and termination options; (d) possession and use of any and all Servicing Files pertaining to the Mortgage Loans or pertaining to the past, present, or prospective servicing of the Mortgage Loans; and (e) all rights, powers and privileges incident to any of the foregoing. The term "Servicing Rights" expressly excludes rights, title, and interests in and to the Servicer Fee Income (as that term is defined in the NIMS Sale Agreement).

         Special Committee:  As set forth in Section 2.10(d)(4) herein

         Subservicing Agreement:  As set forth in Section 6.1 herein.

         Terminated Employees:  As set forth in Section 4.2(d) herein.

         Transfer Date: One (1) Business Day immediately following the Cut-off Date, upon such date Purchaser shall commence the servicing of the Mortgage Loans as contemplated herein.

         Transfer Instructions: The instructions set forth in Exhibit B hereto describing the procedures pursuant to which Seller shall effect the transfer of the Servicing Rights.

         Trustee:   That  Person  named  in  the  Servicing  Agreements  as  the
"Trustee" responsible for the administration of the trust funds in connection with the securitization of the Securitized Mortgage Loans.

         WARN Act:  As set forth in Section 4.2(d) herein.


                                   ARTICLE II

                             SALE OF ACQUIRED ASSETS

         Section 2.1. Agreement of Purchase and Sale of Acquired Assets. On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Purchaser, all of the Acquired Assets on the Sale Date for the consideration specified in Section 2.2 below and in accordance with the terms and conditions set forth herein. The closing of the transactions contemplated by this Agreement shall take place on the Sale Date at the offices of Jenkens & Gilchrist at 1445 Ross Avenue, Suite 3200 in Dallas Texas at 10:00 a.m. local time.

         Section 2.2.      Purchase Price.

     (a) Purchase Price. The purchase price shall be an amount equal to 1.00% (one hundred basis points) of the Sale Date Balance, subject to any adjustments set forth in Section 6.2 herein, as applicable (the "Purchase Price").

     (b) Purchase Price Calculation. No later than four (4) Business Days prior to the Sale Date, Seller shall deliver to Purchaser a written statement reflecting in reasonable detail Seller's calculation of the Purchase Price, together with a Master File Tape and a trial balance report containing information regarding the Mortgage Loans, each as of the Cut-off Date and in a form reasonably satisfactory to Purchaser (collectively referred to hereinafter as the "Sale Date Statement"). Purchaser shall have three (3) Business Days following its receipt of the Sale Date Statement to review the contents thereof and make any objections it may have, with respect thereto, in writing to Seller at least one (1) Business Day prior to the Sale Date. If such written objections are delivered to Seller, then Purchaser and Seller shall use their best efforts to resolve any discrepancies between the Sale Date Statement and Purchaser's written objections and to effect a reconciliation with respect thereto prior to the Sale Date. If disputes with respect to the Purchase Price cannot be resolved by Purchaser and Seller prior to the Sale Date, then, at the request of Purchaser or Seller, the matters in dispute shall be submitted to an accounting firm acceptable to Purchaser and Seller, which firm shall render its opinion as to such matters. The opinion of such accounting firm shall be final and binding on the parties hereto. The fees of such accounting firm shall be borne equally by Purchaser and Seller. The Sale Date shall occur within one (1) Business Day following the resolution of any dispute by the parties or an accounting firm, as applicable.

         (c) Payment of the Purchase Price. Purchaser shall pay to Seller, on the Sale Date, an amount equal to the Purchase Price with interest accruing thereon at the Accrual Rate from the Cut-off Date to the day preceding the Sale Date, (A) minus the sum of (i) Consent Procurement Advances as set forth in
Section 4.2(b) herein;  and (ii) reductions to the Purchase Price required under
Section 6.2 herein, if any; and (iii) the Escrow Amount, (B) plus any amounts, costs and expenses to be reimbursed to Seller pursuant to Section 2.4.3 of the Subservicing Agreement. The Purchaser shall pay the Purchase Price by wire transfer in immediately available funds to the account designated by the Seller no later than 3:00 p.m. (Central Time). Upon completion of the wire transfer to the Seller's designated account, the Purchaser shall own the Acquired Assets, free and clear of any lien or encumbrance whatsoever.

         Section 2.3 Escrow. On the date hereof, Purchaser and Seller and Bank One Trust Company, N.A. (the "Escrow Agent") have entered into an escrow agreement (the "Escrow Agreement"), in the form attached hereto as Exhibit C. Pursuant to the Escrow Agreement, Purchaser has deposited with the Escrow Agent $1,000,000.00 (the "Escrow Amount"). The Escrow Amount shall be held and distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement and as provided herein.

         Section 2.4 Entitlement to Servicing Compensation. The Purchaser shall be entitled to all collections and recoveries of Servicing Fees which accrue after the Cut-off Date and all Ancillary Servicing Income that is received or collected after the Cut-off Date, regardless of when such Ancillary Servicing Income accrues. Seller shall be entitled to all collections and recoveries of Servicing Fees which accrue on or before the Cut-off Date and all Ancillary Servicing Income that is received or collected on or before the Cut-off Date, regardless of when such Ancillary Servicing Income accrues. Each party shall promptly pay, or cause to be forwarded to the other party, all such Servicing Fees and Ancillary Servicing Income it collects which belongs to the other party as provided in this Section 2.4, but in no event later than two (2) Business Days after such party's receipt thereof.

         Section 2.5 Adjustments for Calculation Errors. If within thirty (30) days after the Sale Date either party discovers an error in the calculation of the Purchase Price, such party shall notify the other and in the event of a dispute regarding such error, both parties shall use their best efforts to resolve any such dispute. If any disputes with respect to the calculation of the Purchase Price cannot be resolved by Purchaser and Seller within thirty (30) days after the notification of the error was given by the party discovering the error to the other party, then, at the request of Purchaser or Seller, the matters in dispute shall be submitted to an accounting firm acceptable to Purchaser and Seller, which firm shall render its opinion as to such matters. The opinion of such accounting firm shall be final and binding on the parties hereto. The fees of such accounting firm shall be borne equally by Purchaser and Seller. If the Purchase Price is finally determined to be less or more than the amount paid on the Sale Date, Purchaser or Seller, as appropriate, shall pay the amount of such Purchase Price difference, with interest accruing on such difference at the Accrual Rate for the period commencing on the Cut-off Date and ending one day prior to the date that such payment is made (collectively, the "Purchase Price Adjustment"). Payment of the Purchase Price Adjustment shall be made within five (5) Business Days of the final determination of the Purchase Price as provided herein.

         Section 2.6 Certain Covenants. The parties agree and covenant with each other as follows, with respect to the period between the execution of this Agreement and the date specified below, or if no date is specified, the earlier of the Sale Date or the date this Agreement is terminated in accordance with
Article VII.

         (a) General. Each party shall use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Sections
2.9 and 2.10 below) and cause the Sale Date to occur on or before the Anticipated Sale Date, but no later than May 31, 2000.

         (b) Notices and Consents. Each party shall use its best efforts to take all action and to do all things necessary, proper, or advisable in order to satisfy its respective obligations under Section 4.2 herein, on or before the Sale Date, unless parties otherwise mutually agree.

         (c) Operation of Business. Seller shall not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business consistent with reasonable practices to the extent such practice, action or transaction may have a material and adverse affect on the Servicing Rights, Seller's obligations hereunder or the consummation of the transactions contemplated by this Agreement. Seller shall operate its business in strict accordance with applicable law and in full compliance with the Servicing Agreements.

         (d) Preservation of Business. Seller shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees, to the extent the failure to do so may have a material and adverse affect on the Servicing Rights, Seller's obligations hereunder or the consummation of the transactions contemplated by this Agreement.

         (e) Full Access. Each party shall permit representatives of the other party to have reasonable access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the party first aforementioned during its normal business hours.

         (f) Notice of Developments. Each party shall give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Article III below or any other development(s) which may otherwise have a material adverse impact on the Acquired Assets, the transactions contemplated herein or the parties' respective interests in such transactions. No disclosure by any party pursuant to this
Section 2.6(f), however, shall be deemed to amend or supplement any representation or warranty or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) Exclusivity. Except with respect to Beal Bank's right of first refusal referenced in Section 2.9(c)(5) below, Seller shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of the Servicing Rights or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing unless Purchaser is in material breach of its obligations under this Agreement.

         Section 2.7 Assumption of Liabilities. In addition to the payment of the Purchase Price, on the terms and subject to the conditions of this Agreement, Purchaser shall assume the liabilities and obligations of Seller (i) to service the Mortgage Loans in accordance with the terms of the Servicing Agreements insofar as such liabilities and obligations (A) arise from or are related to facts or circumstances occurring on or after the Transfer Date, and
(B) directly arise in connection with Purchaser's performance under the Servicing Agreements, and (ii) to make those remittances to the NIMS Trust which will be assumed by Purchaser pursuant to the NIMS Collection Agreement as contemplated in Section 2.10(c) herein, provided, however, Purchaser shall only assume those obligations of Seller to remit collections to the NIMS Trust under the NIMS Sale Agreement which arise after the Cut-off Date and which relate to collections actually received by Purchaser after the Cut-off Date (collectively, the "Assumed Liabilities").

         Section 2.8 Excluded Liabilities. Purchaser assumes only those liabilities expressly contained within the definition of Assumed Liabilities, and Seller shall retain and be responsible for all liabilities, claims, requirements, obligations, judgments, orders, duties or responsibilities of any kind or nature whatsoever, whether contingent or absolute, relating to: (i) the Acquired Assets, where such liabilities, claims, requirements, obligations, judgments, orders, duties or responsibilities arise from or are related to facts or circumstances existing on or prior to the Transfer Date; (ii) the liabilities and obligations of Seller under the NIMS Sale Agreement which (A) arose on or prior to the Cut-off Date, or (B) which relate to the remittance to the NIMS Trust of collections which were received by Seller prior to the Cut-off Date; and (iii) Seller and its businesses or operations other than the Acquired Assets, regardless of whether such events arise from or are related to facts or circumstances existing prior to, on or after the Transfer Date, liabilities or obligations for income taxes of Seller on any gain or income recognized on the sale of the Acquired Assets, liabilities or obligations to Seller's creditors, stockholders or employees and other contingent, accrued or unaccrued liabilities or obligations of Seller (collectively, the "Excluded Liabilities").

         Section 2.9 Conditions Precedent to Purchaser's Obligations to Close. Purchaser's obligations hereunder are subject to the fulfillment of the following conditions precedent and the Sale Date shall not occur unless Purchaser reasonably deems that all such conditions are satisfied or are waived by Purchaser in writing, on or prior to the Sale Date.

         (a) Each of the covenants, representations and warranties made by Seller in this Agreement shall be true and correct in all material respects and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

         (b) Each of the terms and conditions set forth herein which are required to be satisfied by Seller shall have been satisfied unless waived by Purchaser.

         (c) The Seller shall have delivered to the Purchaser on or if so specified below, before the Sale Date the following documents:

               (1)  the Agreement, fully executed by Seller;

               (2) the Servicing Files (which shall have been delivered on or before the Transfer Date);

               (3)  an Officer's Certificate, in the form of Exhibit D hereto;

               (4) written evidence, the form and content of which is reasonably satisfactory to Purchaser, that FirstPlus Financial, Inc. has released any and all claims against Seller under 11 U.S.C. Section 544 (as to fraudulent transfer only) and Sections 547, 548 and 550 relating to the prior transfer of the Servicing Rights to Seller pursuant to the terms of that certain Second Amended Settlement Term
                    Sheet dated December 16, 1999 by and among FirstPlus Financial, Inc., FirstPlus Financial Group, Inc., and Seller as approved by the Bankruptcy Order and with respect to such Bankruptcy Order, any time period for appeal has expired with no appeal having been timely filed or, if an appeal has been timely filed, such Bankruptcy Order is not stayed as to execution or other enforcement;

               (5) copy of a written waiver of Beal Bank S.S.B ("Beal Bank"), waiving its right of first refusal provided for in that certain Right of First Refusal Agreement (the "Right of First Refusal Agreement"), dated December 23, 1998, by and among Beal Bank, FirstPlus Financial Group, Inc., FirstPlus and Seller. If such written waiver can not be obtained despite Seller's reasonable best efforts, Seller shall certify in writing that Beal Bank has not responded within the time specified in the Right of First Refusal Agreement and Beal Bank's rights under such Right of First Refusal Agreement have expired;

               (6) true and complete copies of all the Servicing Agreements (which shall have been delivered on or before the Transfer
                    Date);

               (7) written evidence, the form and content of which is reasonably satisfactory to Purchaser of the waiver of each Event of Default identified in Schedule 3.3(c) from those Persons who have the ability to take any action under the Servicing Agreements with respect to each such Event of Default;

               (8) except with respect to FirstPlus Financial, Inc., written evidence, the form and content of which is reasonably satisfactory to Purchaser evidencing the release of any claim, lien, charge, encumbrance, security interest or other interest of any nature whatsoever upon the Acquired Assets (including without limitation, the Servicing Rights) and the

                    Servicer Fee Income (other than the NIMS Trust), including without limitation, any claim, lien, charge, encumbrance, security interest or other such interest held by Beal Bank related to the Acquired Assets and/or the Servicer Fee Income;

               (9) with respect to FirstPlus Financial, Inc., written evidence, the form and content of which is reasonably satisfactory to Purchaser evidencing the release of any lien, encumbrance, or security interest upon the Acquired Assets (including without limitation, the Servicing Rights);

               (10) a written  certification dated as of the Sale Date, given by a FirstPlus Financial, Inc. estate representative that, as of the Sale Date, he is aware of no claim which would, after the Sale Date, be a basis for FirstPlus Financial, Inc. to contest or challenge Purchaser's good title to the Acquired Assets, including without limitation, the Servicing Rights except for the existing lien securing the WIB Note (as defined in the Bankruptcy Order);

               (11) separate powers of attorney in recordable form from Seller's affiliates (including without limitation, FirstPlus Financial Group, Inc. and Related Entities (as defined in the Bankruptcy Order)) granting to Purchaser the right to act as such affiliate's agent-in-fact and written evidence of the appointment of certain officers of Purchaser as officers of such affiliates for the sole purpose of allowing Purchaser to take the actions described in Section 2.11 hereof on behalf of such affiliates; and

               (12) such other documents related to the purchase and sale of the
                    Acquired Assets as the Purchaser may reasonably request.

     (d) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and Seller and Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies and shall have made all notices required to be made by governments and governmental agencies including those notices identified on Schedule 3.1(e) and Schedule 3.2(f)herein.

     (e) with respect to each Servicing Agreement, pursuant to which an event of default has occurred or is deemed to have occurred and is continuing such that any Person has the right to terminate the rights of the servicer of the Mortgage Loans under such Servicing Agreements, including without limitation, those Persons identified on Schedule 3.3(c), then, (i) Purchaser shall have received written evidence satisfactory to it in its sole discretion that such event of default has been waived by each such Person in accordance with such Servicing Agreements and (ii) Purchaser shall have entered into a modification of such Servicing Agreements with respect to any such termination events with any such Person in accordance with such Servicing Agreement on terms reasonably satisfactory to Purchaser.

         (f) Purchaser shall have received an opinion of counsel for Seller in scope and form reasonably satisfactory to Purchaser and its counsel setting forth substantially the following that: (i) Seller has been duly incorporated and is validly existing and in good standing with respect to its state of incorporation under corporate power and authority to own its properties and conduct its business as presently conducted by it; (ii) this Agreement and each of the agreements and instruments required by this Agreement to be executed by Seller has been duly and validly authorized, executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller enforceable in accordance with the terms hereof subject to bankruptcy laws and creditors rights in general; (iii) to the actual knowledge of such counsel, there is no litigation, claim, proceeding or governmental investigation pending or threatened against Seller, which in the opinion of such counsel, may materially and adversely affect Seller's ability to perform its obligations hereunder or under the agreements or instruments required by this Agreement or to be executed by Seller, or the Acquired Assets being transferred hereunder; and (iv) no consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by Seller of this Agreement or the consummation of the transactions contemplated by the Agreement, except for those consents, approvals, authorizations or orders which previously have been obtained.

         (g) All approvals, consents and notices which Purchaser or Seller determines are required to sell and transfer the Acquired Assets to Purchaser, including but not limited to such approvals, consent and notices identified on
Schedule 3.3(d), shall have been obtained and such approvals and consents shall contain provisions satisfactory to Purchaser.

         Section 2.10 Conditions Precedent to Seller's Obligations to Close. Seller's obligations hereunder are subject to the fulfillment of the following conditions precedent and the Sale Date shall not occur unless Seller reasonably deems that all such conditions are satisfied or are waived by Seller on or prior to the Sale Date. In the event that Seller reasonably deems that any of the conditions set forth below is not satisfied as of the Sale Date, Seller shall be entitled to terminate this Agreement in its entirety and shall have no further obligations hereunder upon such termination.

          (a) Each of the covenants, representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

          (b) Each of the terms and conditions set forth herein which are required to be satisfied by Purchaser, shall have been satisfied unless waived by Seller.

          (c)  Purchaser  shall have  executed a mutually  agreeable  collection agreement between itself and the NIMS Trustee ("NIMS Collection Agreement"), on or before the Sale Date, which agreement shall comply with the terms and conditions contained in the NIMS Sale Agreement and the other parties named in the NIMS Sale Agreement. The NIMS Collection Agreement shall provide for the procedure by which Purchaser shall collect and pay the Servicer Fee Income to the NIMS Trust. In addition, the NIMS Collection Agreement shall provide that Purchaser shall be obligated to pay amounts to the NIMS Trustee in the event that Mortgage Loans underlying the securities held by the NIMS Trust are refinanced by Purchaser and such payment obligation shall be on terms and conditions consistent with those specified by section 2.05 of the NIMS Sale Agreement.

          (d) The Purchaser shall have delivered to Seller on or before the Sale Date the following documents:

               (1)  the Agreement, fully executed by Purchaser;

               (2)  a copy of the fully executed NIMS Collection Agreement; and

               (3) written acknowledgment by Purchaser that it has no right, title or interest in and to the Servicer Fee Income and that as of January 7, 2000 (i) Beal Bank may have an interest in the Servicer Fee Income as security for repayment of the obligations of Seller to Beal Bank under that certain Mortgage Loan Agreement dated December 23, 1998 ("Beal Bank Debt"), between Seller and Beal Bank and that (ii) to the extent such security interest of Beal Bank in the Servicer Fee Income exists, such security interest may be valid and enforceable, and it may be senior to the interests of the NIMS Trust under applicable law and (iii) the obligations of Seller to repay the Beal Bank Debt may not have been satisfied in full.

          (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and Seller and Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies and shall have made all notices required to be made by governments and governmental agencies including those notices identified on Schedules 3.1(e) and 3.2(f) herein.

          (f) All approvals, consents and notices which Purchaser or Seller reasonably determines are required to sell and transfer the Acquired Assets to Purchaser, including but not limited to such approvals, consent and notices identified on Schedule 3.3(d), shall have been obtained and such approvals and consents shall contain provisions satisfactory to Purchaser.

          (g) Seller shall have obtained from Beal Bank a written waiver of, or Beal Bank shall have otherwise waived or been deemed to have waived (through the expiration of time or otherwise), its right of first refusal provided for in the Right of First Refusal Agreement as reasonably determined by the parties.

          (h) Seller shall have received an opinion of counsel for Purchaser (such counsel may be Purchaser's in-house legal counsel) in scope and form reasonably satisfactory to Seller and its counsel setting forth substantially the following that: (i) Purchaser has been duly incorporated and is validly existing and in good standing with respect to its state of incorporation and has corporate power and authority to own its properties and conduct its business as presently conducted by it; (ii) this Agreement and each of the agreements and instruments required by this Agreement to be executed by Purchaser has been duly and validly authorized, executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser enforceable in accordance with the terms hereof subject to bankruptcy laws and creditors' rights in general; (iii) to the actual knowledge of such counsel, there is no litigation, claim, proceeding or governmental investigation pending or threatened against Purchaser, which in the opinion of such counsel, may materially and adversely affect Purchaser's ability to perform its obligations hereunder or under the agreements or instruments required by this Agreement or to be executed by Purchaser; and
               (iv) no consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transactions contemplated by the Agreement, except for those consents, approvals, authorizations or orders which previously have been obtained.

         Section 2.11 Record Title. Record title to each Mortgage (i) if in the name of a Private Investor or Trustee, shall remain in the name of such Private Investor or Trustee or in the name as such Person shall designate, to the extent not inconsistent with the terms of the related Servicing Agreements, or (ii) if in the name of Seller or any predecessor servicer of the Mortgage Loans as required under the related Servicing Agreements, record title of such Mortgage shall be transferred by Seller (or predecessor servicer) to Purchaser or its designee to the extent required by the terms of the related Servicing Agreements or Purchaser otherwise deems such transfer to be necessary or desirable. In connection with the foregoing, the Purchaser shall prepare and cause to be recorded any Mortgages, Assignment of Mortgages, or any interim Assignment of Mortgage to the extent necessary (i) to cure any defect in the chain of title and (ii) to ensure that record title vests in the proper party as contemplated in this Section 2.11. The Purchaser shall bear the costs and expenses related to
(i) procuring, preparing, completing and recording each Mortgage and Assignment of Mortgage which is required or otherwise necessary for any transfer of record title required hereunder with respect to the Mortgage Loans and the underlying security interest related to each Mortgage Loan as provided in the foregoing sentence; (ii) ensuring that each Mortgage Note has been properly endorsed and
(iii) the curing of any defects associated with any of these documents. Purchaser shall pay all costs associated with procuring, preparing completing and recording any Mortgages, Assignments of Mortgage (including interim mortgage assignments and assignments to be recorded in the name of the owners or trustees of Mortgage Loans) and any powers of attorney necessary to accomplish the foregoing. However, Seller shall, at Purchaser's sole discretion and request prior to the Sale Date, execute separate powers of attorney in recordable form granting to Purchaser the right to act as Seller's agent-in-fact or appoint certain officers of Purchaser as officers of Seller for the sole purpose of taking the actions described in this Section 2.11 on behalf of the Seller. Seller shall use its best efforts to cause its affiliates (including without limitation, FirstPlus Financial Group, Inc. and Related Entities (as defined in the Bankruptcy Order)), to cooperate with and provide Purchaser any assistance reasonably necessary for Purchaser to effect the proper transfer of record title as contemplated hereunder, including but not limited to, the execution of separate powers of attorney, on or prior to the Sale Date, in recordable form, granting to Purchaser the right to act as such affiliate's agent-in-fact or the appointment of certain officers of Purchaser as officers of such affiliates for the sole purpose of taking the actions described in this Section 2.11 on behalf of such affiliates.

         Section 2.12 Reimbursement of Monthly Advances and Servicing Advances. In addition to the payment of the Purchase Price as provided hereunder, Purchaser shall reimburse or pay Seller, on the Sale Date, for any outstanding Monthly Advance or Servicing Advance the repayment or reimbursement of which is due and payable but not yet received or collected by Seller as of the Sale Date, provided, however, that such repayment or reimbursement shall be made only to the extent that (i) such Monthly Advance or Servicing Advance is deemed recoverable in Purchaser's reasonable discretion, and (ii) to the extent that Seller was required under the applicable Servicing Agreements to make such Monthly Advance or Servicing Advances.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representations and Warranties of Purchaser. Notwithstanding any investigation by, purported knowledge of or other notice to Seller, Purchaser represents and warrants to Seller that, with respect to itself, the following statements are true, correct and complete as of the date of this Agreement and shall be true, correct and complete as of the Sale Date, unless the timing of such representations or warranties is otherwise specified below:

         (a) Due Organization and Authority. Purchaser is a New York corporation duly organized, validly existing and in good standing, under the laws of New York and has all licenses necessary to carry on its business as it shall be conducted from and after the Sale Date. Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform in accordance herewith. The execution, delivery and performance of this Agreement (including, all instruments of transfer to be delivered pursuant to this Agreement) by Purchaser and the consummation of the transactions contemplated hereby on the part of Purchaser have been duly and validly authorized. This Agreement evidences the valid, binding, and enforceable obligation of Purchaser (the enforcement thereof may be subject to, from time to time, applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium or other laws affecting creditors' rights generally and by principles of equity regardless of whether enforceability is considered to be a proceeding, in equity, or at law). All requisite corporate action has been taken by Purchaser to make this Agreement valid and binding upon Purchaser in accordance with its terms.

         (b) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Acquired Assets by Purchaser or the transactions contemplated hereby, nor the fulfillment of nor compliance with the terms and conditions of this Agreement, shall conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser's organizational documents or any legal restriction or any material term of any agreement or instrument to which Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Purchaser or its property is subject.

         (c) Ability to Perform. Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant required to be performed by it as set forth in this Agreement.

         (d) No Litigation Pending. There is no action, suit, proceeding or investigation (including, but not limited to any regulatory, enforcement action, letters of consent or takeover actions) pending or to Purchaser's knowledge threatened against or affecting Purchaser or its business which, either in any one instance or in the aggregate which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Purchaser contemplated herein, or which would be likely to deprive Seller of the benefit of the transactions contemplated hereby.

         (e) No Consent or Notice Required. Except as set forth in Schedule 3.1(e), no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement.

         (f) No Prohibitive Court Order. No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the transactions contemplated in this Agreement and no proceeding shall have been filed challenging this Agreement or the transactions contemplated thereby or seeking to prohibit, alter, prevent or materially delay the sale of the Servicing Rights or seeking to restrain Purchaser's ownership, operation, or use of the Servicing Rights.

         Section 3.2. Representations and Warranties of Seller. Notwithstanding any investigation by, purported knowledge of or other notice to Purchaser, Seller represents and warrants to Purchaser that, with respect to itself, the following statements are true, correct and complete as of the date of this Agreement and shall be true, correct and complete as of the Sale Date, unless the timing of such representations or warranties is otherwise specified below:

         (a) Due Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in all jurisdictions necessary to carry on its business as now being conducted. Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors. This Agreement evidences the valid, binding and enforceable obligation of Seller (the enforcement thereof may be subject to, from time to time, applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and by principles of equity regardless of whether enforceability is considered to be a proceeding, in equity, or at law). All requisite corporate action has been taken by Seller to make this Agreement and all instruments of transfer to be delivered by Seller pursuant to this Agreement valid and binding upon Seller in accordance with its terms.

         (b) No Bulk Transfer. The transfer, assignment and conveyance of the Acquired Assets by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

         (c) No Conflicts. Except as set forth in Schedule 3.2(c), neither the execution and delivery of this Agreement, the sale of the Acquired Assets to Purchaser nor the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, shall conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or any legal restriction or any material term of any material agreement or instrument, including without limitation, the Servicing Agreements, to which Seller is now a party or by which it or its properties are bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject or by which Seller or its property is bound, or materially impair the value of the Acquired Assets.

         (d) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant required to be performed by it as set forth in this Agreement.

         (e) No Litigation Pending. There is no action, suit, proceeding or investigation (including, but not limited to, any regulatory, enforcement action, letters of consent or takeover actions) pending or to Seller's knowledge threatened against or affecting Seller or its business which, either in any one instance or in the aggregate which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement or which would be likely to deprive Purchaser of the benefit of the transactions contemplated hereby.

         (f) No Consent or Notice Required. Except as set forth in Schedule 3.2(f), no notice, consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery, and performance by Seller of, or compliance by Seller with this Agreement.

         (g) No Accrued Liability. Except as incurred in the ordinary course of servicing the Mortgage Loans, there are no accrued liabilities of Seller with respect to the Mortgage Loans or the Acquired Assets or circumstances under which such accrued liabilities shall arise against Purchaser as successor to the Acquired Assets with respect to occurrences prior to the Sale Date.

         (h) No Prohibitive Court Order. No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the transactions contemplated in this Agreement and no proceeding shall have been filed challenging this Agreement or the transactions contemplated thereby or seeking to prohibit, alter, prevent or materially delay the sale of the Servicing Rights or seeking to restrain Purchaser's ownership, operation, or use of the Servicing Rights.

         (i) Special Committee Approval. The Special Committee has approved the transactions contemplated by this Agreement pursuant to section 2.4 of the Second Amended Term Sheet.

         (j) Beal Bank Debt. As of the Sale Date, Seller has obtained from Beal Bank a written waiver of, or Beal Bank has otherwise waived or been deemed to have waived (through the expiration of time or otherwise), its right of first refusal provided for in the Right of First Refusal Agreement.

         Section 3.3 Representations and Warranties Regarding Transfer of Acquired Assets. Seller represents and warrants to Purchaser that, with respect to the transfer, conveyance or sale of the Acquired Assets, the following

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

statements are true, correct and complete as of the date of this Agreement and shall be true, correct and complete as of the Sale Date, unless the timing or such representations or warranties is otherwise specified below:

         (a) Ownership. As of the Sale Date and upon payment of the Purchase Price as provided in Section 2.2 (c) herein, Seller is the sole owner and holder of the Acquired Assets and Seller has the full right and authority to transfer and sell the Acquired Assets to Purchaser, and after the transfer and sale of the Acquired Assets to Purchaser on the Sale Date, subject to the NIMS Obligation, Purchaser shall have good and marketable interest in and to the Acquired Assets free and clear of any encumbrance, equity interest, lien, pledge, security interest or other charge or claim.

         (b) No Untrue Information. Neither this Agreement (insofar as it pertains to Seller or to Seller's knowledge any affiliate of Seller) nor any statement, report or other document which is within the control of Seller, furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         (c)  Compliance  with  Investor  Requirements.  Except  as set forth in
Schedule 3.3(c), Seller has no contractual obligations with respect to the servicing of the Mortgage Loans, the Acquired Assets, or to any Insurer, Trustee, Certificateholder, Issuer, or any other Person, other than those obligations set forth to be performed by Seller under the Servicing Agreements, and Seller has performed all such obligations. Except as set forth in Schedule 3.3(c), no event has occurred and is continuing which, and no event has occurred but for the passage of time or the giving of notice or both, would constitute any event of default or a basis for termination of Seller as servicer under any of the Servicing Agreements ("Event of Default"). Seller has furnished Purchaser with true and complete copies of all the Servicing Agreements, and there have been no waivers or amendments thereto that have not been furnished in writing to Purchaser. Materially complete and accurate books and records have been maintained in connection with the servicing of the Mortgage Loans, all in strict accordance with each Servicing Agreements and all distributions to each Private Investor or Trustee or paying agent, as the case may be, required to be made to such Persons under the Servicing Agreements have been made in accordance with each Servicing Agreements.

         (d) Consents. Except as set forth in Schedule 3.3(d), no waivers, consents, estoppels, notices or approvals of Certificateholders, Insurers, Issuers or any other Person, including without limitation, the stockholders of Seller or any of its affiliates, are required in connection with the transactions contemplated in this Agreement or with respect to any other documents or agreements relating to the Mortgage Loans.

         (e) Compliance With Law. The Mortgage Loans have been originated and serviced in compliance in all material respects with any and all requirements of the Servicing Agreements, the Mortgage Loan Documents and any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans, including, but not limited to the maintenance and deposit of all Escrow Payments and Escrow Accounts, the collection of all monthly payments due under the Mortgage Loans and the calculation of any adjustments to the interest rates under the Mortgage and notification thereof to the related Mortgagor.

         (f) Servicing Practices. There has been no improper act or omission or alleged improper act or omission, or material error of Seller or any of its affiliates, any prior servicer, or any employee, agent or representative acting on their behalf, or any third party with respect to the servicing of any of the Mortgage Loans and each Mortgage Loan has been serviced in material compliance with the terms of each Mortgage Loan Document or other document, agreement, or instrument contained therein or relating thereto.

         (g) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the date set forth therein. There are no servicing obligations with respect to the Mortgage Loans and Acquired Assets other than those set forth in the Servicing Agreements.

         (h) Payments Current. Except as set forth in the Mortgage Loan Schedule, all payments required to be made up to and including the Sale Date for each Mortgage Loan under the terms of the related Mortgage Note have been made. There are no agreements to which Seller or any of its affiliates is a party which obligate Seller to make advances with respect to defaulted or delinquent Mortgage Loans other than as provided in the Servicing Agreements. Seller has not advanced funds, nor has Seller induced, solicited or knowingly received any advance of funds from a person other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan. All amounts, if any, that as of the Sale Date have been advanced by Seller in connection with servicing the Mortgage Loans (including, without limitation, taxes and insurance premiums) and which have been paid by Seller as the servicer of the Mortgage Loans are valid and subsisting amounts owing to Seller and are not subject to setoffs or claims arising from acts or omissions of Seller.

         (i) Servicing Files Accurate. All Servicing Files are complete, in all material respects, and include all information required by law, the Servicing Agreements, this Agreement and are consistent with the customary and standard practices of prudent servicers for purpose of servicing the related Mortgage Loans. All Serving Files accurately reflect the terms of, and activity for, the respective Mortgage Loans.

         (j) Original Terms Unmodified. The terms of the Mortgage Loan Documents have not been impaired, waived, altered or modified in any respect since the date of origination except by a written instrument which, if necessary, has been recorded to protect the interests of each of the Certificateholders and a copy of which is included in the Servicing Files. The substance of any such waiver, alteration or modification has been approved by the affected Private Investor, Trustee or other Person to the extent required by the Servicing Agreements and by the title insurer, if any, to the extent required by such title insurance policy, and its terms are reflected on the Mortgage Loan Schedule. Except as permitted by the Servicing Agreements, no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the related Private Investor, Trustee or other Person to the extent required and by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan Documents held by the custodian and the terms of which are reflected in the Mortgage Loan Schedule.

         (k) No Recourse. None of the Acquired Assets are subject to recourse against the servicer for losses in connection with the liquidation of a Mortgage Loan, Mortgagor defaults or repurchase obligations upon the occurrence of non-payment or other events.

         (l) Collection Practices. The collection practices used with respect to each Mortgage Loan have been in accordance with the related Mortgage Note and Servicing Agreements, and have been in all material respects legal, prudent and proper.

                                   ARTICLE IV

                          COVENANTS WITH RESPECT TO THE
                           TRANSFER OF ACQUIRED ASSETS

         Section 4.1. Compliance with Transfer Instructions. Seller shall perform all of its obligations which are contained in the Transfer Instructions within the time frames specified therein.

         Section 4.2 Notice, Approvals, Consents and Filings. On or prior to the Cut-off Date or the Sale Date, as applicable, each party shall have given all notices, made all filings and obtained all approvals and consents required of such party under applicable law, the Servicing Agreements or otherwise with respect to the transfer of the Acquired Assets. Copies of all such notices, filings, approvals and consents shall have been delivered by the party obtaining the same on or prior to the Sale Date or the Cut-off Date, as applicable.

         (a) Hart-Scott-Rodino Filing. Each of the parties shall file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act of 1976, as amended (the "Hart-Scott-Rodino Act"), shall use its reasonable best efforts to effect an early termination of the applicable waiting period, and shall make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Each party shall bear its own costs and expenses incurred in connection with its compliance of the foregoing.

         (b) Consents. Each party shall use its best efforts, assist and cooperate with the other for the purpose of obtaining the approvals and consents of all Persons from whom approval or consent is required for, and notifying all Persons entitled to notification of, the sale and transfer of the Acquired Assets to Purchaser. Each approval, notification and consent shall contain provisions satisfactory to Purchaser. Without limiting the generality of the foregoing, Purchaser shall use its best efforts to structure the purchase of the Servicing Rights related to the Securitized Mortgage Loans in a manner which does not require the consent of the Certificateholders of the securities backed by the Securitized Mortgage Loans, provided, however, Purchaser shall have no obligation to structure the purchase transaction in a manner which may (i) conflict with any agreement or instrument affecting or governing the servicing of the Securitized Mortgage Loans or constitute a default thereunder; (ii) subject Purchaser to claims, liabilities, damages or expenses arising out of or related to events that occurred prior to the Transfer Date, or the actions or inactions of any other Person, including without limitation, Seller, any of Seller's predecessors in interest or any prior servicer or sub-servicer of the Securitized Mortgage Loans; or (iii) require Purchaser to expend unlimited resources. Seller shall cooperate with Purchaser and upon Purchaser's request, deliver to Purchaser all documents reasonably necessary to satisfy the requirements of this Section 4.2(b). Seller shall bear all costs and expenses reasonably incurred in connection with (i) securing all approvals and consents required hereunder, (ii) Seller's advisors that were incurred by Seller prior to and after the Sale Date in connection with this transaction and the Bankruptcy Order; (iii) any sales, use, transfer, exercise or other taxes applicable to the transfer of the Acquired Assets, and (iv) the physical transfer and delivery of the Acquired Assets, including the costs of shipping Mortgage Loan Files and related records to Purchaser. With respect to subsection (i) of the foregoing sentence, in the event that Purchaser advances costs and expenses incurred in connection therewith pursuant to Seller's request, Seller and Purchaser agree that on the Sale Date, the Purchase Price payable by Purchaser shall be credited by an amount equal to the aggregate amount of such advances made by Purchaser pursuant to this Section 4.2(b) (the "Consent Procurement Advances"). Such Consent Procurement Advances may include, without limitation, reasonable payments to the Trustee, the custodians, and other reasonable expenses incurred in connection with solicitation of Certificateholders' consent such as attorneys' fees and costs associated therewith.

         (c) Notices under Mortgage Loans. At the time required by applicable law, Seller and Purchaser shall, at their equal cost and expense, in accordance with and to the extent required by applicable law, mail to the Mortgagor of each Mortgage Loan a joint letter or a separate letter as mutually agreed (in form and substance mutually acceptable to Purchaser and Seller) advising the Mortgagor of the transfer of the servicing of such Mortgage Loan and the related escrow account, if any, to Purchaser. Seller shall, at its sole cost and expense, transmit to the applicable taxing authorities and insurance agencies notification of the transfer of the Acquired Assets to Purchaser and instructions to deliver all notices, statements and tax bills, as the case may be, to Purchaser from and after the Sale Date.

         (d) WARN Act. No later than one (1) day prior to the Sale Date, Seller shall terminate those employees whom Seller is not retaining in its employ on and after the Sale Date (the "Terminated Employees"). In connection with such termination, Seller shall satisfy, before the Sale Date, Seller's obligations and/or damages liabilities, if any, to the Terminated Employees under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. sections 2101 et seq. (the "WARN Act"). Seller shall deliver to Purchaser on or before the Sale Date the following documents:

               (i)  a  list  of  Terminated   Employees   showing  the  date  of
                    termination for each, attached hereto as Schedule 4.2(d);

               (ii) written   evidence,   the  form  and  content  of  which  is
                    reasonably satisfactory to Purchaser, that Seller has paid to each Terminated Employee on the date of his or her termination, or arranged for the payment thereafter (A) all


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

                    wages, including vacation wages, if any, due for services rendered up to and including the date of termination; and
                    (b) any other monies then due and payable to the Terminated Employee; and

               (iii)written   evidence,   the  form  and  content  of  which  is
                    reasonably satisfactory to Purchaser, that Seller has satisfied its obligations and/or damages liabilities, if any, to the Terminated Employees under the WARN Act.

         Section 4.3 Servicing Files. From and after the Sale Date, all Servicing Files and certified true copies of any other Mortgage Loan Documents in Seller's possession relating to each Mortgage Loan shall belong to Purchaser. Any such documents then or thereafter coming into Seller's possession shall be held in trust for Purchaser subject to this Agreement and shall be promptly forwarded to Purchaser in the same form as received. Seller shall, at its sole cost and expense, deliver all Servicing Files and all such Mortgage Loan Documents to Purchaser on or prior to the Transfer Date.

         Section 4.4 Unapplied Funds and Mortgage Payments Received After Cut-off Date. Seller shall immediately forward to Purchaser the amount of any and all payments (including but not limited to any and all monthly payments, escrow payments and principal prepayments) received by it on and after the Cut-off Date with respect to the Mortgage Loans. Seller shall notify Purchaser of the particulars of the payment in accordance with the applicable provisions of the Servicing Agreements, which notification shall set forth sufficient information to permit appropriate processing of the payment by Purchaser. Seller hereby appoints Purchaser, effective on the Cut-off Date, as Seller's true and lawful agent and attorney-in-fact for purposes of endorsing checks, executing assignments of mortgages, dealing with Mortgagors, Certificateholders, Issuers and other third parties so as to effectuate the orderly transfer of the Acquired Assets as contemplated by this Agreement and the fulfillment by Purchaser of its obligations to service the Mortgage Loans under the Servicing Agreements after the Transfer Date. This power, being coupled with an interest, shall be irrevocable from and after the Cut-off Date without the prior written consent of Purchaser. In addition, Seller shall, at Purchaser's sole discretion and request, execute separate powers of attorney in recordable form evidencing the appointments described in this Section 4.4 and appoint certain officers of Purchaser as officers of Seller for the sole purpose of taking the actions described in Section 4.4 on behalf of Seller.

         Section 4.5 Misapplied Payments. Any payments from Mortgagors that are incorrectly applied prior to the Cut-off Date shall be processed as follows: (i) the parties shall cooperate in correcting misapplication errors; (ii) the party receiving notice of a misapplied payment occurring prior to the Cut-off Date and discovered after the Cut-off Date shall promptly notify the other party and shall accompany such notification with the original of the applicable canceled check or similar supporting documentation (unless the other party is the party that has access to such documentation); (iii) if a misapplied payment which occurred prior to the Cut-off Date cannot be identified and said misapplied payment has resulted in a shortage in an Escrow Account relating to any Mortgage Loan, Seller shall be liable for the amount of such shortage and Seller shall reimburse Purchaser for the amount of such shortage within five business days after receipt of a written demand; and (iv) any check issued under the provisions of this Section 4.5 shall be accompanied by a statement indicating the corresponding Mortgage Loan identification number and an explanation of the allocation of any such payments.

         Section 4.6 Reconciliation. Seller shall have, on or before the Cut-off Date, reconciled all balances and accounts and make any monetary adjustments reasonably and timely required by Purchaser in accordance with applicable law as of the Cut-off Date. As of the Cut-off Date, all accounts, balances and interest rate adjustments relating to the Mortgage Loans shall have been properly balanced and fully funded as of the Cut-off Date.

         Section 4.7 IRS Forms. Unless prohibited by applicable statutes or regulations, Purchaser shall file all IRS Forms 1098 or 1099 and IRS Forms W-9 which are required by the Internal Revenue Service to be filed as a result of events occurring on or before the Cut-off Date not later than the date on which such forms are required by law to be filed in relation to the servicing of the Mortgage Loans. Purchaser shall provide copies of such forms in its possession to Seller upon request.

         Section 4.8 Interest. To the extent Seller is holding escrow funds on behalf of Mortgagors under the Mortgage Loans, Seller agrees to pay all interest accrued and owed to the Mortgagors on such escrow balances up to the Cut-off Date.

         Section 4.9 Post-Purchase Documentation. Except for those obligations expressly assumed by Purchaser in Section 2.11 hereof, Seller and not Purchaser shall be responsible for completing or causing the completion of all post-purchase documentation required to fulfill the obligations of the servicer under the Servicing Agreements and any other operative documents and to complete all Mortgage Files and Servicing Files. Purchaser shall provide Seller with reasonable access to its operations, business and records during normal business hours to enable Seller to comply with its obligations under this Section 4.9.

         Section 4.10 Payment History. On or prior to the Transfer Date, Seller shall provide to Purchaser all payment histories and copies of notices and customer mailings relating to the Mortgage Loans through the Transfer Date.

         Section 4.11  Transaction  Taxes.   Seller shall pay  any  sales,  use,
transfer, excise or other state or federal taxes applicable to the transactions contemplated hereunder.

         Section 4.12 Reconveyance. In the event that Seller receives the payment in full of any Mortgage Loan, or of a notification that payment in full will be escrowed in a manner customary for such purposes on or before the Cut-off Date, Seller shall be responsible for the preparation, processing and recording of any instrument of satisfaction, release of related Mortgage and deed of reconveyance, as applicable, in connection therewith. Seller shall be solely responsible for taking or causing to be taken, all actions necessary to effect the foregoing and shall bear all costs and expenses incurred in connection therewith.

         Section 4.13    Transfer of Escrow Funds and Other Proceeds.

         (a) Within three (3) Business Days of the Cut-off Date, Seller shall transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of the following amounts with respect to the Mortgage Loans, in each case as of the Cut-off Date: (i) the aggregate balance of amounts that are required to be on deposit in the Seller Custodial Accounts (the "Seller Custodial Account Balance"), (ii) the aggregate balance of amount that are required to be on deposit in the Escrow Accounts (the "Escrow Account Balance"), (iii) all undistributed insurance loss draft funds held or required to be held by Seller, (iv) all buydown funds held or required to be held by the Seller, (v) all unapplied funds held or received by Seller, (vi) all amounts collected by the Seller on or prior to the Cut-off Date representing Servicer Fee Income which are required to be remitted to the NIMS Trust in connection with the NIMS Obligation, but which have not been remitted by the Seller as of the Cut-off Date; and (vii) all other amounts held or required to be held by the Seller (collectively, the "Servicing Funds").

         (b)  Together  with  the  Servicing  Funds,  Seller  shall  deliver  to
Purchaser, a written statement reflecting in reasonable detail, Seller's calculation of the Servicing Funds together with a Master File Tape and a trial balance report, each in a form reasonably satisfactory to Purchaser (collectively referred to hereinafter as the "Servicing Funds Settlement Statement"). Purchaser shall review the content thereof and make any objections it may have in writing to Seller. If such written objections are delivered to Seller, then Purchaser and Seller shall use their best efforts to resolve any discrepancies between the Servicing Funds Settlement Statement and Purchaser's written objections and to effect a reconciliation with respect thereto. If disputes with respect to the Servicing Funds cannot be resolved by Purchaser and Seller, then, at the request of Purchaser or Seller, the matters in dispute shall be submitted to an accounting firm acceptable to Purchaser and Seller, which firm shall render its opinion as to such matters. The opinion of such accounting firm shall be final and binding on the parties hereto. The fees of such accounting firm shall be borne equally by Purchaser and Seller.

         (c) If the correct amount of the Servicing Funds is finally determined to be less or more than the amount transferred to Purchaser on the Cut-off Date, Purchaser or Seller, as appropriate, shall pay the amount of such Servicing Funds difference, with interest accruing on such difference at the Accrual Rate for the period commencing on the Cut-off Date and ending one day prior to the date that such payment is made (collectively, the "Servicing Funds Adjustment"). Payment of the Servicing Funds Adjustment shall be made on the Sale Date to the extent Purchaser has delivered objections to Seller prior thereto, however, if there is a dispute which has not been raised and/or resolved on or prior to the Sale Date, the Servicing Funds Adjustment shall be made within five (5) days of the final determination of the correct amount of the Servicing Funds.

         Section 4.14 Further Assurances. Seller shall cooperate with Purchaser to assist Purchaser in the smooth transition of the Acquired Assets, including without limitation, assisting Purchaser in obtaining necessary consents, approvals, licenses and permits. Without limiting the foregoing, Seller shall retain, at a minimum, sufficient staff or personnel necessary to fulfill its specific obligations as set forth in this Article IV.

                                    ARTICLE V

                                    REMEDIES

         Section 5.1. Remedies for Breach of Representations, Warranties and Covenants of Purchaser. The representations, warranties and covenants of Purchaser herein shall survive the transfer of the Acquired Assets to Purchaser and shall inure to the benefit of Seller, its successors and permitted assigns. Upon the earlier of discovery by or notice to Purchaser of any breach of such representation, warranty or covenant, Purchaser shall use its best efforts promptly to cure such breach in all material respects within thirty (30) days of such discovery or notice. Purchaser shall indemnify and hold harmless Seller, its successors, affiliates, and each of their respective directors, officers, shareholders, employees and agents from and against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other reasonable out-of-pocket costs and expenses arising out of, relating to, or resulting from a breach by Purchaser of any of its representations, warranties or covenants contained in this Agreement; provided, however, that Purchaser shall have no indemnification obligations hereunder until Seller's claims for indemnification pursuant hereto exceed fifty thousand dollars ($50,000) in the aggregate and at such time, Purchaser shall be deemed obligated hereunder to indemnify Seller the full amount of Seller's claims, including the first fifty thousand dollars ($50,000) of such claims.

         Section 5.2.  Remedies for Breach of  Representations,  Warranties  and
Covenants of Seller. Unless expressly provided to the contrary herein, the representations, warranties and covenants of Seller herein shall survive the transfer of the Acquired Assets to Purchaser and shall inure to the benefit of Purchaser, its successors and permitted assigns. Upon the earlier of discovery by or notice to Seller of any breach of such representation, warranty or covenant of Seller enumerated in the foregoing sentence, Seller shall use its best efforts promptly to cure such breach in all material respects within thirty
(30) days of such discovery or notice. Seller shall indemnify and hold harmless Purchaser and its affiliates, and each of their respective directors, officers, shareholders, employees and agents from and against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other reasonable out-of-pocket costs and expenses arising out of, relating to, or resulting from a breach by Seller of any of its representations, warranties or covenants contained in this Agreement; provided, however, that Seller shall have no indemnification obligations hereunder until Purchaser's claims for indemnification pursuant hereto exceed fifty thousand dollars ($50,000) in the aggregate and at such time, Seller shall be deemed obligated hereunder to indemnify Purchaser the full amount of Purchaser's claims, including the first fifty thousand dollars ($50,000) of such claims.

         Section 5.3. Notice of Developments. Each party shall give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties made hereunder or which developments otherwise have a material impact on the Acquired Assets, the transactions contemplated hereunder or the parties' respective interests in such transactions. No disclosure by any party pursuant to this Section 5.3, however, shall be deemed to amend or supplement any representation or warranty or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         Section 5.4. Limitation on Liability; Additional Indemnification Obligations.

         (a) Purchaser shall have no obligation to repurchase any Mortgage Loan from or at the request of any Certificateholder, Private Investor or any other Person or pursuant to any agreement or any documentation relating to the Mortgage Loans, it being the intent of the parties that any obligation to any Certificateholder, Private Investor, Issuer, Trustee or any Person or third party or pursuant to any such documentation to repurchase a Mortgage Loan for reasons relating to breaches of any representations and warranties made to any such Person shall, as between Seller and Purchaser, rest solely with Seller.

         (b) Seller shall indemnify and hold harmless Purchaser and its affiliates and their respective directors, officers, shareholders, employees and agents from and against any and all losses, damages, liabilities, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses incurred by any of them as a consequence of (i) the breach by Seller of any representation, warranty or covenant contained in this Agreement, (ii) any act or omission of Seller as servicer, (iii) any missing, improper or otherwise defective documentation with respect to the Mortgage Loans for which Seller is responsible under the terms of this Agreement, and (iv) a claim by any third-party that the transfer of the Acquired Assets was improper.

         (c) Purchaser shall indemnify and hold harmless Seller and its affiliates and their respective directors, officers, shareholders, employees and agents from and against any and all losses, damages, liabilities, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses incurred by any of them as a consequence of (i) the breach by Purchaser of any representation, warranty or covenant contained in this Agreement, (ii) any act or omission of Purchaser as servicer, and (iii) any Assumed Liabilities.

         Section 5.5.      Procedures For Third Party Claims.

         (a) Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Agreement, notify the indemnifying party of the commencement thereof; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Agreement except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may otherwise have to any indemnified party.

         (b) If any such claim or action shall be brought against an indemnified party, it shall notify the indemnifying party thereof, and the indemnifying party shall reimburse the indemnified party for any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, attorney's fees and expenses, resulting from any such claim or action.

                                   ARTICLE VI

                            SUBSERVICING BY PURCHASER

         Section 6.1 Subservicing Agreement. As of the date hereof Purchaser and Seller have entered into a subservicing agreement in the form attached hereto as Exhibit E (the "Subservicing Agreement"). Purchaser shall commence the subservicing of the Mortgage Loans on April 1, 2000 in accordance with the terms of the Subservicing Agreement if the Sale Date does not occur on or before March 31, 2000.

         Section 6.2 Purchase Price Adjustment upon Sale Date. On the Sale Date, the Purchase Price payable by Purchaser shall be credited by an amount equal to the Servicer Retention Amount remitted by Purchaser to Seller as provided in the Subservicing Agreement.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1.   Termination  of  Agreement.   Parties  agree  that  this
Agreement shall terminate immediately upon the occurrence of any one of the following:

               (i) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Sale Date;

               (ii) Purchaser may  terminate  this  Agreement by giving  written notice to Seller at any time prior to the Sale Date (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Sale Date shall not have occurred on or before May 31, 2000, for any reason other than Purchaser's breach of any of its representations, warranties, or covenants contained in this Agreement; and

               (iii)Seller  may  terminate  this  Agreement  by  giving  written notice to Purchaser at any time prior to the Sale Date (A) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified
                    Purchaser  of the  breach,  and  the  breach  has  continued
                    without cure for a period of 30 days after the notice of breach or (B) if the Sale Date shall not have occurred on or before May 31, 2000, for any reason other than Seller's breach of any of its representations, warranties, or covenants contained in this Agreement).

         Section 7.2 Effect of Termination. The termination of this Agreement as set forth in this Article VII shall not affect any rights and remedies one party may have against the other party at the time of termination with respect to a breach by such other party of any of its obligations hereunder. If this Agreement is terminated by Seller pursuant to Section 7.1(iii)(A), then the Escrow Amount shall be deemed forfeited by Purchaser and as such, such Escrow Amount shall be disbursed to Seller in accordance with the Escrow Agreement, in immediately available funds and promptly following such termination. If this Agreement is terminated for any other reason, the Escrow Amount shall be refunded to Purchaser in immediately available funds and promptly following such termination. The termination of this Agreement shall have no effect on the Subservicing Agreement which shall survive any such termination.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Fair Consideration. Seller agrees that the consideration to be received by Seller upon the Sale Date of the sale of the Acquired Assets under this Agreement constitutes fair consideration and reasonably equivalent value for the Acquired Assets.

         Section 8.2 Costs. In addition to the other costs expressly assumed by Seller hereunder, Seller shall pay any commissions due its sales force as the date hereof, any legal fees and expenses of its attorneys, advisors, and any costs and expenses associated with delivery of the Servicing Files to Purchaser.

         Section 8.3 Cooperation. To the extent reasonably possible, the parties hereto shall cooperate with and assist each other, as requested, in carrying out the purposes of this Agreement, and they shall comply with all material laws and regulations governing the Acquired Assets.

         Section 8.4 Employees. Subject to (i) the completion of satisfactory background checks and compliance with all other policies and procedures applicable to persons who apply for employment with Purchaser and (ii) Seller's compliance with and satisfaction of all requirements as set forth in Section 4.2(d), Purchaser shall extend employment offers to certain employees of Seller, as specified in Schedule 8.4 attached hereto, in its Plano, Texas servicing facility on the Sale Date. The offers to be made for the positions in Plano, Texas shall include (a) salaries as reflected on Schedule 8.4(a); (b) benefits (including vacation, health, etc.) commensurate with existing Purchaser benefits; and (c) the granting of appropriate duration credit for employment with Seller with respect to any vacation, stock option and discretionary bonus entitlements, if any. Purchaser shall pay one half (1/2) of the COBRA premiums for all of Seller's employees hired by Purchaser in accordance with this Section 8.4, pending such employees' eligibility to join in Purchaser's health plan.

         Section 8.5 Nonsolicitation. Seller acknowledges that the names and addresses of the Mortgagors under the Mortgage Loans (the "Mortgagor List") hereunder constitutes valuable trade secret information. Seller agrees that following the execution of this Agreement, neither Seller nor any of Seller's affiliates, agents, employees, officers or directors shall directly or indirectly use the Mortgagor List or provide the Mortgagor List to any third party for any purpose, including but not limited to the solicitation of any obligor of the related Mortgage Loan to refinance such Mortgage Loan or for any product or service, without express prior approval by Purchaser. It is understood that promotions undertaken by Seller or Seller's affiliates, agents, employees, officers or directors which are directed to the general public at large (i.e., newspaper advertisements, radio or T.V. ads, etc.) and not specifically directed to the Mortgagor List or any obligor of any Mortgage Loan identified therein shall not constitute a breach of the obligations set forth in this Section 8.5. In the event Seller does solicit any such obligor of any Mortgage Loan, Seller hereby agrees to pay Purchaser the pro-rata amount of the Purchase Price paid for the Servicing Rights related to such Mortgage Loan under this Agreement promptly upon the occurrence of such solicitation. The remedies provided in the preceding sentence shall not be exclusive of any other remedy available under law or equity.

         Section 8.6 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown below, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt in the case of overnight delivery service by the date such delivery was acknowledged at the premises of the addressee and in the case of notice by facsimile transmission the date of confirmation of such transmission).

         If to Seller:

         Western Interstate Bancorp
         1600 Viceroy Drive
         Dallas, Texas 75235
         Attn:  Eric C. Green

         With Copy to:

         Jenkens & Gilchrist
         1445 Ross Avenue, Suite 3200
         Dallas, Texas 75202
         Attn:  Ronald J. Frappier, Esq.

         If to Purchaser:

         Countrywide Home Loans, Inc.
         4500 Park Granada, MSN: CH-11
         Calabasas, California 91302
         Attn:  David Sambol, Managing Director

         With Copy to:

         Countrywide Home Loans, Inc.
         4500 Park Granada, MSN: CH-11
         Calabasas, California 91302
         Attn:  Susan Bow, Esq.

         Section 8.7 Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such in validity.

         Section 8.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 8.9 Place of Delivery and Governing Law. This Agreement shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Texas excluding the conflicts of laws provisions thereof.

         Section 8.10 Further Agreements. Seller and Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements and to take further actions as may be necessary or appropriate to effectuate the purposes of this Agreement and the orderly transfer of Acquired Assets.

         Section 8.11. Successors and Assigns; Assignment of Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by Purchaser and Seller and the respective successors and assigns of Purchaser and Seller. Purchaser may assign this Agreement to any entity affiliated with Purchaser, without the prior written consent of Seller, provided that such affiliated entity has the same or better qualifications as Purchaser as set forth in
Article XI hereunder. In particular, such affiliated entity must have received the highest rating ("strong") from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") in each of the areas in which S&P issues Mortgage Loan servicer ratings which include residential, sub-prime, special and alternative mortgage product servicing. Seller may not assign this Agreement without the prior written consent of Purchaser.

         Section 8.12 Waivers. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing, signed by the other party; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         Section 8.13 Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         Section 8.14 Press Release. The parties agree to cooperate with each other in making any disclosures required by law. Each party shall consult with and furnish to the other party drafts of all disclosures required by law and all contemplated press releases prior to their filing or release and use reasonable efforts to reach mutual agreement with respect to the content and timing of any such disclosures and press releases.

         Section 8.15 Schedules. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 8.16 Right of Offset. Purchaser shall have the right to offset any amount it owes or is otherwise required to pay to Seller by any amount Seller owes or is otherwise required to pay to Purchaser.

                           [Intentionally left blank]

         IN WITNESS WHEREOF, Purchaser and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                                    WESTERN INTERSTATE BANCORP

                                                    By:_________________________

                                                    Name:    Eric C. Green

                                                    Title:   President

                                                    Countrywide Home Loans, Inc.

                                                    By:_________________________

                                                    Name:    David Sambol

                                                    Title:   Managing Director

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE 2

                                PRIVATE INVESTORS

                                 SCHEDULE 3.1(e)

                               PURCHASER CONSENTS

                                 SCHEDULE 3.2(f)

                           GOVERNMENTAL CONSENTS, ETC.

                                 SCHEDULE 3.3(c)

                      COMPLIANCE WITH INVESTOR REQUIREMENTS

                                 SCHEDULE 3.3(d)

                                 SELLER CONSENTS

                                 SCHEDULE 4.2(d)

                          LIST OF TERMINATED EMPLOYEES

                                  SCHEDULE 8.4

                                EMPLOYMENT OFFERS

                                 SCHEDULE 8.4(a)

                                 SALARY SCHEDULE

                                    EXHIBIT A

                            SECURITIZATION AGREEMENTS

                                    EXHIBIT B

                              TRANSFER INSTRUCTIONS

                                    EXHIBIT C

                                ESCROW AGREEMENT

                                   (attached)

                                    EXHIBIT D

                              OFFICER'S CERTIFICATE

                          (Western Interstate Bancorp)

                                    EXHIBIT E

                             SUBSERVICING AGREEMENT

                                       47